EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-156563, File No. 333-200736, and File No. 333-202963), and the registration statements on Form S-8 (File No. 333-2320, File No. 333-127134, File No. 333-184188, File No. 333-170651, and File No. 333-222588) relating to the Southern Missouri Bancorp, Inc. 1994 Stock Option and Incentive Plan and Management Recognition Plan, 2003 Stock Option and Incentive Plan, 2008 Equity Incentive Plan, Southern Bank 401(k) Retirement Plan, and 2017 Omnibus Incentive Plan, respectively, of our report dated September 13, 2018, relating to the consolidated balance sheets of Southern Missouri Bancorp, Inc. and subsidiaries as of June 30, 2018 and 2017, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2018, and the effectiveness of internal control over financial reporting as of June 30, 2018, which reports appear in the June 30, 2018 annual report on Form 10-K of Southern Missouri Bancorp, Inc.

/s/ BKD, LLP

Decatur, Illinois
September 13, 2018